Exhibit 10.11.1

AMENDMENT NO. 2 TO THE

JANUS CAPITAL GROUP INC.

AMENDED AND RESTATED INCOME DEFERRAL PROGRAM

THIS AMENDMENT (this “Amendment”) to the Amended and Restated Income Deferral Program (as amended through July 19, 2010, the “Plan”) is made as of December 12, 2016.

WHEREAS, the Administrative Committee (as undersigned below) has been delegated by the Plan Administrator to carry out certain of the Plan Administrator’s responsibilities under the Plan; and

WHEREAS, the Administrative Committee has determined, subject to ratification by the Plan Administrator, to amend the Plan as set forth below.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.                                     Section 2.02 of the Plan is hereby deleted in its entirety and replaced with the following:

“Base Compensation: An Eligible Employee’s annual rate of base salary as of the first day of the Plan Year, to the extent paid in U.S. dollars from an Employer’s U.S. payroll, determined before reduction for compensation deferred pursuant to the Plan or any other plan of deferred compensation maintained by an Employer, including, without limitation, any such plan maintained in accordance with Code section 401(k), 125, or 132(f), as determined by the Plan Administrator.”

2.                                     The first sentence of Section 4.01(a) of the Plan is hereby deleted in its entirety and replaced with the following:

“Each Eligible Employee may make an election to defer under the Plan any whole percentage of his or her Base Compensation (up to 70%), Periodic Incentive Compensation (up to 100%), Bonus Compensation (up to 100%), and Equity Compensation (up to 100%) in the manner described in Section 4.02.”

3.                                     The first sentence of Section 4.02(a) of the Plan is hereby deleted in its entirety and replaced with the following:

“Subject to the next two sentences, an Eligible Employee must make a deferral election for a Plan Year with respect to Base Compensation by December 31st of the year prior to the beginning of the Plan Year in which the Base Compensation would otherwise be paid.”

4.                                     This Amendment shall be governed by, interpreted under and construed in accordance with the laws of the State of Delaware.

5.                                     Except as modified by this Amendment, the Plan is hereby confirmed in all respects.

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date and the year first written above.

ADMINISTRATIVE COMMITTEE OF THE AMENDED AND RESTATED INCOME DEFERRAL PROGRAM

By:	/s/ Karlene J. Lacy
Name:	Karlene J. Lacy
Title:	Administrative Committee Member

By:	/s/ Sue Armstrong
Name:	Sue Armstrong
Title:	Administrative Committee Member